EXHIBIT 99.1
AMERICAN REPROGRAPHICS COMPANY ANNOUNCES
FIRST QUARTER 2006 FINANCIAL RESULTS
~ Revenue of $140.8 Million; Growth of 21% ~
~ Reports Net Income of $14.4 Million, or $0.32 per Diluted Share ~
GLENDALE, California (May 4, 2006) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographic services and technology today reported revenue for the first quarter of 2006 of $140.8 million compared to $116.5 million in the first quarter of 2005, an increase of 20.9%.
Net income for the first quarter of 2006 was $14.4 million, or $0.32 per diluted share. This compares to adjusted net income for the first quarter 2005 of $7.5 million, or $0.18 per diluted share. Including both a $1.5 million write-off of deferred financing costs, and a $27.7 million one-time income tax benefit related to the Company’s IPO in February 2005, net income for American Reprographic Company was $35.6 million in the first quarter of 2005.
“We are pleased with our strong start in 2006,” said S. “Mohan” Chandramohan, Chairman and CEO of American Reprographics Company. “We believe that our performance in the first quarter reflects the Company’s focus on top line growth and the overall strength of our operations.
“Also during the first quarter, we continued to grow our footprint with the acquisitions of Scott Blue in the Phoenix, AZ area, and Western Blue in Kansas City, MO. These two transactions are consistent with our goal of growing market share in the top 50 metro markets,” concluded Mohan.
K. “Suri” Suriyakumar, President and COO said, “ARC continued to execute against the goals we set for ourselves at the beginning of 2006. In addition to strong financial results for the quarter, we ended the quarter with 2,573 on-site service, or ‘facilities management’ contracts in place and we continued to show growth in our digital services business. Both services are important to our success in the future as our customers continue to produce and consume information in their offices.”
Outlook
Based on current trends, American Reprographics Company reiterates its 2006 forecast for revenues between $560-$565 million, and that fully diluted EPS for 2006 will be in the range of $1.21-$1.24.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 p.m. Pacific time to discuss financial results for the first quarter ended March 31, 2006. The conference call can be accessed by dialing 866-203-3436 (Domestic) or 617-213-8849 (International). The passcode is “37951953.”
A replay of this call will be available for seven days. This replay can be accessed by dialing 617-801-6888. The required passcode for the replay is “53910856.”
A live webcast of this conference call can be accessed at the Company’s website at www.e-arc.com. An archive of the webcast will be available for approximately 90 days following the conclusion of the teleconference.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 200 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 65,000 active customers.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “believe,” “expect,” “may,” “anticipate” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding favorable overall macroeconomic trends, positive trends in the architectural, engineering and construction industries, our continuing to open new locations and entrance into new markets, continued success in implementing our major strategic initiatives, continued growth in our facilities management business and digital services, and 2006 revenue and earnings per share estimates. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position

•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative affect on our future performance, results of operations and financial condition

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our Annual Report on Form 10-K for the year ended December 31, 2005 and our final prospectus supplement dated April 5, 2006. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of May 4, 2006, and except as required by law, ARC undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA, EBIT, proforma incremental tax provision, and proforma net income. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note 1 to “Non-GAAP Measures” included in this press release for further information.

Contacts:
David Stickney	Jason Golz
VP of Corporate Communications	Financial Dynamics
Phone: 925-949-5100	Phone: 415-439-4532
Email: dstickney@e-arc.com	Email: jgolz@fd-us.com

American Reprographics Company
Consolidated Balance Sheets
(dollars in thousands, except per share data)

	December 31,	March 31,
	2005	2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,643	$11,078
Accounts receivable, net	71,062	83,161
Inventories, net	6,817	8,152
Deferred taxes	4,272	4,272
Prepaid expenses and other current assets	6,425	5,881

Total current assets	111,219	112,544

Property and equipment, net	45,773	50,403
Goodwill	245,271	248,305
Other intangible assets, net	21,387	26,478
Deferred financing costs, net	923	941
Deferred taxes	16,216	15,290
Other assets	1,573	1,569

Total assets	$442,362	$455,530

Liabilities and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable	$20,811	$23,032
Accrued payroll and payroll-related expenses	15,486	14,373
Accrued expenses	18,684	22,384
Current portion of long-term debt and capital leases	20,441	12,651

Total current liabilities	75,422	72,440

Long-term debt and capital leases, net of debt discount	253,371	253,482
Deferred taxes	—	—

Total liabilities	328,793	325,922

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $.001 par value, 150,000,000 shares authorized; 44,598,815 and 44,664,645 shares issued and outstanding	44	45
Additional paid-in capital	56,825	58,247
Deferred stock-based compensation	(1,903)	(1,762)
Retained earnings	58,561	72,936
Accumulated other comprehensive income	42	142

Total stockholders’ equity (deficit)	113,569	129,608

Total liabilities and stockholders’ equity (deficit)	$442,362	$455,530

American Reprographics Company
Consolidated Statements of Operations
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2006
Net sales	$116,466	$140,802
Cost of sales	68,141	80,443

Gross profit	48,325	60,359

Selling, general and administrative expenses	26,881	31,486
Amortization of intangible assets	384	785

Income from operations	21,060	28,088

Other income	118	329
Interest expense, net	(8,324)	(4,459)

Income before income tax provision (benefit)	12,854	23,958
Income tax provision (benefit)	(22,709)	9,583

Net income	35,563	14,375

Income tax benefit due to Reorganization	(27,701)	—
Unaudited proforma incremental income tax provision	(333)	—

Unaudited proforma net income	$7,529	$14,375

Earnings per share (Actual):
Basic	$0.87	$0.32

Diluted	$0.85	$0.32

Earnings per share (Proforma):
Basic	$0.18	$0.32

Diluted	$0.18	$0.32

Weighted average common shares outstanding:
Basic	40,749,833	44,624,748
Diluted	41,901,845	45,185,691

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2006
Net income	$35,563	$14,375
Interest expense, net	8,324	4,459
Income tax provision (benefit)	(22,709)	9,583

EBIT	21,178	28,417
Depreciation	4,046	4,850
Amortization	384	785

EBITDA	$25,608	$34,052

Net income	$35,563	$14,375
Income tax benefit due to Reorganization	(27,701)	—
Interest related to refinance, net of tax benefit	—	—
Unaudited proforma incremental income tax provision	(333)	—

Unaudited proforma net income	$7,529	$14,375

Earnings per share (Actual):
Basic	$0.87	$0.32

Diluted	$0.85	$0.32

Earnings per share (Proforma):
Basic	$0.18	$0.32

Diluted	$0.18	$0.32

Weighted average common shares outstanding:
Basic	40,749,833	44,624,748
Diluted	41,901,845	45,185,691
See Note 1 for additional information regarding non-GAAP measures.

Note 1. Non-GAAP Measures
     EBIT and EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
     EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. We present EBIT and EBITDA because we consider them important supplemental measures of our performance and liquidity and believe that such measures are meaningful to investors because they are used by management for the reasons discussed below.
     We use EBIT as a metric to measure and compare the performance of our divisions. We operate our 40 divisions as separate business units, but manage debt and taxation at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our divisions. We also use EBIT as a metric to measure performance for the purpose of determining compensation at the division level and use EBITDA to measure performance and determine compensation at the consolidated level. We also use EBITDA as a metric to manage cash flow from our divisions to the corporate level and to determine the financial health of each division. As noted above, because our divisions do not incur interest or income tax expense, the cash flow from each division should be equal to the corresponding EBITDA of each division, assuming no other changes to a division’s balance sheet. As a result, we reconcile EBITDA to cash flow on a monthly basis as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures. In addition, certain covenants in our credit agreements require compliance with financial ratios based on EBITDA, adjusted for certain items as defined in our credit agreements.
     EBIT and EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	they do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
     Because of these limitations, EBIT and EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only supplementally.
     We have presented our earnings per share for the three months ended March 31, 2005 adjusted to exclude a one-time income tax benefit to the Company in order to present the Company’s operating results for the three months ended March 31, 2006 in meaningful comparison to the same period in 2005.

American Reprographics Company
Consolidated Statements of Cash Flows
(dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2006
Operating activities
Net income	$35,563	$14,375
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of yield on redeemable preferred member units	449	—
Allowance for doubtful accounts	335	173
Reserve for inventory obsolescence	52	457
Depreciation	4,046	4,850
Amortization of intangible assets	384	785
Amortization of deferred financing costs	418	71
Deferred income taxes	(26,646)	926
Write-off of deferred financing costs	1,503	38
Amortization of deferred stock-based compensation	167	474
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(8,287)	(10,713)
Inventory	(167)	(747)
Prepaid expenses and other assets	(912)	861
Accounts payable and accrued expenses	(4,346)	3,628

Net cash provided by operating activities	2,559	15,178

Investing activities
Capital expenditures	(1,303)	(1,489)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(1,273)	(7,331)
Other	(71)	(43)

Net cash used in investing activities	(2,647)	(8,863)

Financing activities
Proceeds from initial public offering, net of underwriting discounts	92,690	—
Direct costs of initial public offering	(1,463)	—
Proceeds from stock option exercises	—	303
Proceeds from issuance of common stock under Employee Stock Purchase Plan	—	190
Redemption of preferred member units	(28,263)	—
Excess tax benefit related to stock options exercised	—	610
Proceeds from borrowings under debt agreements	13,000	5,000
Payments on long-term debt under debt agreements	(73,616)	(23,856)
Payment of loan fees	(123)	(127)
Member distributions	(8,244)	—

Net cash used in financing activities	(6,019)	(17,880)

Net decrease in cash and cash equivalents	(6,107)	(11,565)
Cash and cash equivalents at beginning of period	13,826	22,643

Cash and cash equivalents at end of period	$7,719	$11,078

Supplemental disclosure of cash flow information
Noncash investing and financing activities:
Noncash transactions include the following:
Capital lease obligations incurred	$1,052	$5,995
Issuance of subordinated notes in connection with the acquisition of businesses	$245	$4,585
Change in fair value of derivatives	$308	$100